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EXHIBIT 5.1

May 20, 2002

QuickLogic Corporation
1277 Orleans Drive
Sunnyvale, CA 94089

  Re:
  QuickLogic Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on or about May 20, 2002 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of the resale of up to 2,522,000 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined and are familiar with the proceedings taken by you in connection with the sale of the Shares.

        It is our opinion that the Shares have been validly issued, and are fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ WILSON SONSINI GOODRICH & ROSATI

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  EXHIBIT 5.1